The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127230.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Asset Backed Securities Corporation Home Equity Loan Trust, Series 2006-HE4

Scenario	1	2	3	4
Fixed CPR	10	30	40 for 36 10 for life	40 for 36 10 for life
2/28 CPR	18	60	60 for 24 10 for life	60 for 24 10 for life
3/27 & 5/25 CPR	15	50	45 for 36 10 for life	45 for 36 10 for life

Losses	CDR	CDR	CDR	CDR
Loss Severity	45%	45%	45%	45%
Lag	12	12	12	12
LIBOR	FWD +200	Static	FWD +200	FWD +200
Triggers	Fail	Fail	Pass	Fail
Optional Redemption	To Maturity	To Maturity	To Maturity	To Maturity

The Stresses below indicate first dollar loss

Class M6
WAL	19.55	7.64	4.41	14.96
Mod Durn	9.16	5.94	2.89	8.01
Cum Loss	15.30%	7.05%	8.27%	9.07%
CDR Multiple	8.84 CDR	12.37 CDR	11.44 CDR	13.09 CDR

Asset Backed Securities Corporation Home Equity Loan Trust, Series 2006-HE4

LIBOR VECTOR
	Static	Static	Forward	Forward
Period	One-Month LIBOR	Six-Month LIBOR	One-Month LIBOR	Six-Month LIBOR

1	4.929	5.186	4.929	5.186
2	4.929	5.186	5.070	5.235
3	4.929	5.186	5.162	5.258
4	4.929	5.186	5.150	5.271
5	4.929	5.186	5.221	5.270
6	4.929	5.186	5.253	5.257
7	4.929	5.186	5.219	5.238
8	4.929	5.186	5.204	5.230
9	4.929	5.186	5.235	5.231
10	4.929	5.186	5.147	5.234
11	4.929	5.186	5.144	5.259
12	4.929	5.186	5.142	5.292
13	4.929	5.186	5.169	5.332
14	4.929	5.186	5.210	5.373
15	4.929	5.186	5.253	5.412
16	4.929	5.186	5.297	5.447
17	4.929	5.186	5.338	5.475
18	4.929	5.186	5.377	5.495
19	4.929	5.186	5.410	5.506
20	4.929	5.186	5.437	5.506
21	4.929	5.186	5.455	5.496
22	4.929	5.186	5.463	5.477
23	4.929	5.186	5.459	5.452
24	4.929	5.186	5.441	5.422
25	4.929	5.186	5.410	5.392
26	4.929	5.186	5.376	5.364
27	4.929	5.186	5.344	5.340
28	4.929	5.186	5.314	5.321
29	4.929	5.186	5.287	5.306
30	4.929	5.186	5.264	5.299
31	4.929	5.186	5.246	5.299
32	4.929	5.186	5.234	5.307
33	4.929	5.186	5.229	5.322
34	4.929	5.186	5.231	5.343
35	4.929	5.186	5.243	5.369
36	4.929	5.186	5.263	5.397
37	4.929	5.186	5.293	5.426
38	4.929	5.186	5.324	5.454
39	4.929	5.186	5.354	5.481
40	4.929	5.186	5.382	5.505
41	4.929	5.186	5.409	5.526
42	4.929	5.186	5.434	5.545
43	4.929	5.186	5.457	5.561
44	4.929	5.186	5.478	5.573
45	4.929	5.186	5.495	5.582
46	4.929	5.186	5.509	5.589
47	4.929	5.186	5.520	5.594
48	4.929	5.186	5.526	5.598
49	4.929	5.186	5.529	5.601
50	4.929	5.186	5.532	5.604
51	4.929	5.186	5.535	5.608
52	4.929	5.186	5.538	5.612
53	4.929	5.186	5.541	5.616
54	4.929	5.186	5.545	5.621
55	4.929	5.186	5.549	5.626
56	4.929	5.186	5.553	5.632
57	4.929	5.186	5.558	5.639
58	4.929	5.186	5.564	5.645
59	4.929	5.186	5.570	5.652
60	4.929	5.186	5.576	5.659
61	4.929	5.186	5.583	5.666
62	4.929	5.186	5.591	5.673
63	4.929	5.186	5.597	5.679
64	4.929	5.186	5.604	5.685
65	4.929	5.186	5.610	5.691
66	4.929	5.186	5.616	5.696
67	4.929	5.186	5.622	5.701
68	4.929	5.186	5.628	5.706
69	4.929	5.186	5.633	5.710
70	4.929	5.186	5.637	5.714
71	4.929	5.186	5.642	5.718
72	4.929	5.186	5.646	5.722
73	4.929	5.186	5.649	5.725
74	4.929	5.186	5.653	5.729
75	4.929	5.186	5.656	5.733
76	4.929	5.186	5.660	5.737
77	4.929	5.186	5.664	5.742
78	4.929	5.186	5.668	5.746
79	4.929	5.186	5.672	5.750
80	4.929	5.186	5.676	5.755
81	4.929	5.186	5.680	5.760
82	4.929	5.186	5.685	5.765
83	4.929	5.186	5.689	5.770
84	4.929	5.186	5.694	5.775
85	4.929	5.186	5.699	5.780
86	4.929	5.186	5.704	5.785
87	4.929	5.186	5.709	5.790
88	4.929	5.186	5.714	5.795
89	4.929	5.186	5.719	5.801
90	4.929	5.186	5.724	5.806
91	4.929	5.186	5.729	5.812
92	4.929	5.186	5.734	5.817
93	4.929	5.186	5.740	5.822
94	4.929	5.186	5.745	5.828
95	4.929	5.186	5.750	5.833
96	4.929	5.186	5.756	5.838
97	4.929	5.186	5.761	5.843
98	4.929	5.186	5.766	5.848
99	4.929	5.186	5.771	5.853
100	4.929	5.186	5.776	5.857
101	4.929	5.186	5.781	5.861
102	4.929	5.186	5.785	5.864
103	4.929	5.186	5.789	5.868
104	4.929	5.186	5.793	5.871
105	4.929	5.186	5.796	5.873
106	4.929	5.186	5.799	5.876
107	4.929	5.186	5.802	5.879
108	4.929	5.186	5.804	5.882
109	4.929	5.186	5.807	5.884
110	4.929	5.186	5.809	5.888
111	4.929	5.186	5.812	5.891
112	4.929	5.186	5.815	5.895
113	4.929	5.186	5.818	5.899
114	4.929	5.186	5.822	5.904
115	4.929	5.186	5.825	5.909
116	4.929	5.186	5.830	5.914
117	4.929	5.186	5.834	5.920
118	4.929	5.186	5.839	5.925
119	4.929	5.186	5.845	5.930
120+	4.929	5.186	5.850	5.935